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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 1, 1994 relating to the consolidated financial statements of Spelling Entertainment Group Inc. and subsidiaries included in Spelling Entertainment Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 and to our report dated March 30, 1994 relating to the consolidated financial statements of Republic Pictures Corporation and subsidiaries included in Spelling Entertainment Group Inc.'s Current Report on Form 8-K dated April 26, 1994.



                                           ARTHUR ANDERSEN & CO.


Los Angeles, California
May 31, 1994